EX-99.5.g.

V4275 10/01
PERSPECTIVE FIXED AND VARIABLE ANNUITY(R)(VA200)
SYSTEMATIC INVESTMENT FORM
REBALANCING O DCA+ O DOLLAR-COST AVERAGING O EARNINGS SWEEPSM
HOME OFFICE: LANSING, MI
WWW.JNL.COM
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1. OWNER'S NAME Joint Owner's Name
Contract No. (If this is a new contract, leave blank.) o SSN o TIN (Include dashes.) Telephone No. (Include area code.)
2. THIS REQUEST IS TO: o Establish o Modify o Terminate
A. o REBALANCING -- Only portfolios selected below will participate in the program. Guaranteed Account options not available for rebalancing program.
B. o DCA+ -- Available for new money only. (Frequency must be monthly.)
Select one source account: o 6-month o 12-month
C. o DOLLAR-COST AVERAGING
Select one source account: o 1-Year Guaranteed Account o
_____________________________________
D. o EARNINGS SWEEP (Frequency is monthly.)
Select one source account: o 1-Year Guaranteed Account o PPM America/JNL(R) Money Market
3. START DATE
Beginning on (mm/dd/yyyy)_____________. NOTE: If no start date is selected, the program will begin one month/quarter/half year/year (depending on the frequency you select) from the date JNL applies the purchase payment to the Source Account or receives this form at its Service Center in Good Order. NO TRANSFERS MADE ON DAYS 29, 30, OR
31. SEND TO:
JACKSON NATIONAL LIFE(R) SERVICE CENTER
FOR QUESTIONS OR ASSISTANCE, PLEASE CALL
800/766-4683 (7:00 a.m. to 6:00 p.m. MT).
FAX 800/701-0125
FOR QUESTIONS OR ASSISTANCE, PLEASE CALL
800/777-7779 (8:00 a.m. to 8:00 p.m. ET).
FAX 517/706-5535
Regular Mail
P.O. Box 30386
Lansing, MI 48909
Overnight Mail
1 Corporate Way
Lansing, MI 48951
4. FREQUENCY (For Rebalancing or Dollar-Cost Averaging only): o Monthly o Quarterly o Semiannually o Annually
5. PLEASE SELECT FROM AVAILABLE TARGET FUNDS. THE TARGET FUNDS WILL BE USED FOR ALL OPTIONS SELECTED ABOVE.
Subsequent payments will be invested in the Target Funds unless the company is otherwise instructed.
______% AIM/JNL Large Cap Growth
______% AIM/JNL Small Cap Growth
______% AIM/JNL Value II
______% JNL/Alger Growth
______% JNL/Alliance Growth
______% JNL/Eagle Core Equity
______% JNL/Eagle SmallCap Equity
______% JNL/First Trust The DowSM Target 10
______% JNL/Janus Aggressive Growth
______% JNL/Janus Balanced
______% JNL/Janus Capital Growth
______% JNL/Janus Global Equities*
* Closed to new contracts issued after 9/1/00
______% JNL/Oppenheimer Global Growth
______% JNL/Oppenheimer Growth
______% JNL/Putnam Growth
______% JNL/Putnam International Equity
______% JNL/Putnam Midcap Growth
______% JNL/Putnam Value Equity
______% Lazard/JNL Mid Cap Value
______% Lazard/JNL Small Cap Value
______% PIMCO/JNL Total Return Bond
______% PPM America/JNL Balanced
______% PPM America/JNL High Yield Bond
______% PPM America/JNL Money Market
______% Salomon Brothers/JNL Global Bond
______% Salomon Brothers/JNL U.S.
Government & Quality Bond
______% T. Rowe Price/JNL Established Growth
______% T. Rowe Price/JNL Mid-Cap Growth
______% T. Rowe Price/JNL Value
______% JNL/S&P Conservative Growth I
______% JNL/S&P Moderate Growth I
______% JNL/S&P Aggressive Growth I
______% JNL/S&P Very Aggressive Growth I
______% JNL/S&P Equity Growth I
______% JNL/S&P Equity Aggressive Growth I
GUARANTEED ACCOUNT OPTIONS
______% 1-year
______% 3-year
______% 5-year
______% 7-year
TOTAL 100%
A Confirmation Statement is sent following every financial transaction. Please review the statement carefully and report any discrepancy to JNL immediately.
6. OWNER'S SIGNATURE Date (mm/dd/yyyy)
Joint Owner's Signature Date (mm/dd/yyyy)
FOR CONTRACTS PURCHASED AT A BANK OR FINANCIAL INSTITUTION, SEND TO: IMG SERVICE CENTER
Regular Mail
P.O. Box 378002
Denver, CO 80237-8002
Overnight Mail
8055 E. Tufts Ave., 2nd Floor
Denver, CO 80237
USE DARK INK ONLY (PRINT OR TYPE.)
Enter complete portfolio name.
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